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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56106) pertaining to the GTECH Holdings Corporation 2000 Omnibus Stock Option and Long-Term Incentive Plan and the GTECH Holdings Corporation 1999 Non-Employee Directors' Stock Option Plan, in the Registration Statement (Form S-8 No. 333-42932) pertaining to the GTECH Holdings Corporation 2000 Restricted Stock Plan, in the Registration Statement (Form S-8 No. 333-64167) pertaining to the 1998 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-57781) pertaining to the 1997 Stock Option Plan and the 1998 Non-Employee Directors' Stock Election Plan, in the Registration Statements (Forms S-8 No. 33-88426 and No. 333-27835) pertaining to the 1994 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-27831) pertaining to the 1996 Non-Employee Directors' Stock Option Plan and the 1992 Outside Directors' Director Stock Unit Plan, of GTECH Holdings Corporation of our report dated March 27, 2001, with respect to the consolidated financial statements of GTECH Holdings Corporation included in the Annual Report (Form 10-K) for the fiscal year ended February 24, 2001.


                                        ERNST & YOUNG LLP


Boston, Massachusetts
April 19, 2001